UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHARTER FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 14, 2005

Dear Shareholder:

Please find enclosed a Notice of Annual Meeting of Shareholders, Proxy Statement and the Annual Report of Charter Financial Corporation. Due to unanticipated difficulties with the printing of the Annual Report, we were unable to mail the documents on January 28, the date on the attached Notice and Proxy Statement.

In order to provide our shareholders with additional notice of the Annual Meeting, we intend to convene the Annual Meeting (scheduled to be held on February 23, 2005 at 10:00 a.m.) and adjourn it until March 16, 2005 at 10:00 a.m., Eastern Time, at the H. Grady Bradshaw Library, 3419 20th Avenue, Valley, Alabama 36854. Please note that this is a new location.

On behalf of the Board of Directors of Charter Financial Corporation, we would like to apologize for the delayed mailing of the proxy materials. We thank you for your continued support and look forward to seeing you at the adjourned Annual Meeting.

Sincerely yours,

/s/ Robert L. Johnson
Robert L. Johnson
President and Chief Executive Officer